Exhibit 99.1
Investors: Scott Wenhold
Graphic Packaging Corporation
770-644-3062
For Altivity Packaging: Kristin Celauro
Owen Blicksilver Public Relations, Inc.
732-433-5200
Graphic Packaging Corporation and Altivity Packaging, LLC
Announce Merger
Transaction Highlights
•	The transaction will bring together two of the most innovative, value-added paperboard packaging companies to create an estimated $4.4 billion (combined revenue) participant in the global packaging market. The new company will be called Graphic Packaging Holding Company and will trade under the NYSE ticker symbol “GPK”.

•	The new company has significantly expanded product offerings, market reach, and technology capabilities and expects to have 47 folding carton facilities, 12 multi-wall & specialty bag facilities, 10 paperboard mills, 6 flexible packaging facilities, 5 ink manufacturing facilities, 3 label facilities and 3 packaging machinery manufacturing facilities worldwide.

•	The combined management team has a strong track record of achieving performance improvement objectives and of successfully integrating businesses.

•	The management teams of Graphic Packaging and Altivity Packaging have identified potential annual gross merger synergies of over $90 million from the combination of Altivity Packaging and Graphic Packaging, which are expected to be fully realized by 2011, with approximately 2/3rds realized by 2009.

•	Altivity Packaging management expects to achieve 2007 EBITDA in excess of $200 million excluding one-time costs to achieve cost savings and other one-time expenses. In addition to the $90 million of merger synergies resulting from the Graphic Packaging and Altivity Packaging combination, Altivity Packaging management forecasts stand-alone cost reductions of approximately $50 million in 2007 and an additional $45 million in annual cost savings to be fully achieved by 2009.

•	The transaction is expected to be accretive to Graphic Packaging’s earnings per share and free cash flow (defined as net cash provided by operating activities less capital spending) by 2008, prior to one-time costs of achieving synergies.
MARIETTA, GA, and CHICAGO, IL—July 10, 2007—Graphic Packaging Corporation (NYSE: GPK) and the owners of Altivity Packaging, LLC announced today that they have signed a definitive agreement to combine the two companies.
The transaction is expected to be completed in the fourth quarter of 2007, subject to customary shareholder and regulatory approvals. The transaction has been approved by the Boards of Directors of both companies. Affiliates of TPG Capital, who control and own the majority of Altivity Packaging, have agreed to the transaction, and Graphic Packaging’s three largest shareholders, who on a combined basis control more than 60% of Graphic Packaging’s outstanding common stock, have agreed to vote in favor of the merger.
The merger is expected to create significant stockholder value by expediting growth opportunities, achieving significant cost savings and enhancing the credit profile of the newly-formed company through accelerated debt reduction.
Transaction Terms
Under the terms of the transaction, Graphic Packaging will merge into a newly-formed company, with each existing share of Graphic Packaging common stock being converted into a share of common stock in the new company. Affiliates of TPG Capital and the management owners of Altivity Packaging will contribute all of their equity interests in Altivity Packaging’s holding company to the new company in exchange for shares of the new company’s common stock. Upon closing of the transaction, Graphic Packaging’s current shareholders will initially own approximately 60% of the new company’s common stock, while the shareholders of Altivity Packaging will initially own approximately 40%. Shares of the new company, to be named Graphic Packaging Holding Company, are expected to trade on the New York Stock Exchange under the trading symbol

“GPK”. The transaction values Altivity Packaging at approximately $1.75 billion, based on Altivity Packaging’s current net debt of $1.1 billion (as of March 31, 2007) and Graphic Packaging’s 30-trading day average stock price of $4.92 per share (as of July 5, 2007).
In connection with the transaction, Graphic Packaging has obtained committed financing to refinance Altivity Packaging’s existing indebtedness.
Defining Event
Graphic Packaging’s President and Chief Executive Officer, David W. Scheible, will serve as the President, Chief Executive Officer, and member of the Board of Directors of the new company, while George Bayly, Altivity Packaging’s Chairman and Interim Chief Executive Officer, will also join the new company’s Board of Directors. The new company’s Board will be comprised of a majority of independent directors, and will be chaired by Graphic Packaging’s current non-executive Chairman, John R. Miller. The new company will be based in Marietta, GA, and will retain a significant presence in Chicago, IL, where Altivity Packaging is currently headquartered.
“Our two companies share similar operating philosophies, including an unwavering commitment to serving our customers with innovative products and solutions,” said David W. Scheible, Graphic Packaging’s President and Chief Executive Officer. “Our focus on continuous improvement will greatly enhance our integration activities, help us achieve our cost savings and merger synergy targets and drive superior results. The new company will benefit from strong positions in multiple packaging sectors including paperboard, folding carton, multi-wall & specialty bags, flexible packaging and labels, positioning us to provide our customers greater choice, better service, higher quality and more innovative solutions for all of their packaging needs. Furthermore, this merger will expand the breadth and diversity of our combined customer bases, improve our service to key national accounts, and improve access to the regional and specialty customer segments.”
“This merger brings together two companies that are highly respected leaders in the packaging industry.” said George Bayly, Altivity Packaging’s Chairman and Interim Chief Executive Officer.

“Together, the new company will serve a more diversified customer base and achieve economies of scale and operating efficiencies that would be more difficult to achieve on a stand-alone basis. Under David’s leadership, I am confident in our collective ability to achieve our original cost savings and growth objectives, to realize substantial merger synergies, and to better serve our customers and employees who represent the future of our new company.”
High Quality of Assets
The merger of Graphic Packaging and Altivity Packaging brings together 86 high quality manufacturing and converting facilities and approximately 15,600 people on five continents, enabling the combined company to better serve customers and reduce costs. Graphic Packaging has 23 folding carton facilities, 4 mills, 2 packaging machinery manufacturing facilities, and 1 flexible packaging facility. Altivity Packaging has 24 folding carton facilities, 12 multi-wall & specialty bag facilities, 6 mills, 5 flexible packaging facilities, 5 ink facilities, 3 label facilities and 1 packaging machinery equipment facility.
Financial Expectations
As a result of the transaction, the new company projects it will achieve annual gross merger synergies of over $90 million expected to be fully realized by 2011, with approximately 2/3rds realized by 2009. Although restructuring charges are anticipated to result from the integration, the new company is expected to generate cash flow from synergies in excess of the cash payments used for restructuring charges in each year. Such synergies are expected to be achieved through operating expense reductions, supply chain procurement changes, mill optimization efforts and manufacturing process improvements.
Altivity Packaging management expects to achieve 2007 EBITDA in excess of $200 million excluding one-time costs to achieve cost savings and other one-time expenses of an estimated $35 million. Altivity Packaging management forecasts stand-alone cost reductions of approximately $50 million in 2007 and an additional $45 million in annual cost savings to be fully achieved by 2009. Altivity Packaging’s stand-alone savings will result from manufacturing network optimization efforts, overhead reduction and supply-chain improvements and are separate from the gross merger synergies of over $90 million expected to be derived from the combination of Graphic Packaging and Altivity Packaging.
Daniel J. Blount, Senior Vice President and Chief Financial Officer of Graphic Packaging, stated, “We expect the combined companies to generate substantial cash flow to accelerate debt reduction, improve leverage ratios, finance ongoing investment and fund growth initiatives. The transaction is anticipated to be accretive to earnings per share and free cash flow by 2008. Both companies have proven track records in merger integration, cost reduction and synergy attainment, and demonstrated ongoing productivity and quality programs. This transaction presents an attractive opportunity on all fronts.”
Advisors
Goldman, Sachs & Co. acted as financial adviser and Alston & Bird LLP acted as legal counsel to Graphic Packaging, and Banc of America Securities LLC acted as financial adviser and Simpson Thacher & Bartlett LLP acted as legal counsel to Altivity Packaging.
Conference Call
The Company will host a conference call at 10:00 am (EST) on Tuesday, July 10, 2007 to discuss the merger of Graphic Packaging and Altivity Packaging. To access the conference call, listeners calling from within North America should dial (800) 498-2152 at least 10 minutes prior to the start of the conference call (Conference ID# 6468488). Listeners may also access the audio webcast at: http://www.videonewswire.com/event.asp?id=40833. Replays of the call will be available for one week following the completion of the call and can be accessed by dialing (800) 642-1687.
Information Concerning Forward-Looking Statements
Certain statements of expectations, plans and projections with respect to each of Graphic Packaging Corporation and Altivity Packaging, LLC, as well as the newly-formed company, including, but not limited to, statements regarding revenues, synergies, the timing of the merger transaction, results of operations, debt reduction, cash flow and accretion to reported earnings that may be realized on a standalone basis by Altivity Packaging or from the merger in this press release constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from historical experience and present expectations. These risks and uncertainties include, but are not limited to: (i) the risk that the businesses of Graphic Packaging Corporation and Altivity Packaging, LLC may not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; (ii) the risk that expected synergies may not be fully realized or realized within the expected timeframe; (iii) customer or employee loss and business disruption following the merger; (iv) the risk that stockholder or regulatory approvals required to complete the transaction are not obtained, or that the merger may otherwise not be completed; (v) the risk that the use of net operating losses to offset future taxable income may be limited under the tax laws and (vi) other risks that generally affect both companies, including inflation of and volatility in raw material and energy costs, continuing pressure for lower cost products, the ability to implement business strategies and the impacts of regulatory and litigation matters. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements. Additional information regarding these and other risks is contained in Graphic Packaging Corporation’s Annual Report on Form 10-K for 2006 and other filings with the Securities and Exchange Commission.
About Graphic Packaging Corporation
Graphic Packaging Corporation, headquartered in Marietta, Georgia, is a leading provider of paperboard packaging solutions for a wide variety of products to food, beverage and other consumer products companies. The Company’s customers include some of the most widely recognized companies in the world. Additional information about Graphic Packaging, its business and its products is available on the Company’s web site at http://www.graphicpkg.com.

About Altivity Packaging
Altivity Packaging, LLC, headquartered in Chicago, Illinois, is the largest privately-held producer of folding cartons and holds a leading market position in coated-recycled boxboard and bag packaging. The Company operates six recycled boxboard mills and 50 consumer-packaging facilities in North America. Additional information about Altivity Packaging, its business and its products is available on the Company’s web site at http://www.altivity.com.
Additional Information and Where to Find It
In connection with the proposed transaction, Graphic Packaging Corporation expects that a newly-formed holding company will file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will include a proxy statement of Graphic Packaging Corporation that also constitutes a prospectus of the newly-formed holding company. Graphic Packaging Corporation will mail the final proxy statement/prospectus to its stockholders.
BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION IF AND WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
You may obtain a free copy of the proxy statement/prospectus (if and when it becomes available) and other related documents filed by Graphic Packaging Corporation and the newly formed holding company with the SEC at the SEC’s web site at www.sec.gov. The proxy statement/prospectus (if and when it becomes available) and the other documents may also be obtained for free by accessing Graphic Packaging Corporation’s web site at http://www.graphicpkg.com.
Participants in the Solicitation
Graphic Packaging Corporation, its directors and executive officers, other members of management and employees may be deemed to be participants in the solicitation of proxies from Graphic Packaging Corporation stockholders in respect of the proposed transaction. You can find information about Graphic Packaging Corporation’s executive officers and directors in Graphic Packaging Corporation’s Annual Report on Form 10-K filed with the SEC on March 2, 2007 and definitive Proxy Statement filed with the SEC on April 18, 2007. You can obtain free copies of these documents and of the proxy statement/prospectus (if and when it becomes available) from Graphic Packaging Corporation by contacting its investor relations department. You may also obtain free copies of these documents by accessing Graphic Packaging Corporation’s web site or the SEC’s web site at the addresses previously mentioned.
Additional information regarding the interests of such potential participants in the solicitation will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.